Exhibit 99.1

FOR IMMEDIATE RELEASE

DAYSTAR EXPANDS BOARD WITH APPOINTMENT OF

KELLY LOVELL AND SCOTT SCHECTER AS INDEPENDENT

DIRECTORS

HalfMoon, NY – (PR NEWSWIRE) – January 20, 2005 – DayStar Technologies, Inc. (Nasdaq:DSTI), a pioneer in the development and commercialization of solar electric power generation technologies, today announced the expansion of its Board with the appointment of Ms. Kelly A. Lovell and Mr. Scott M. Schecter, CPA as independent directors.

DayStar Chairman and CEO Dr. John Tuttle stated, “We are both pleased and honored to welcome Kelly and Scott to DayStar’s Board of Directors. Kelly is without question one of New York’s most widely respected business and marketing executives and brings to DayStar extraordinary professional experience and impressive depth of resources within the business, academic and political arenas. We expect that Scott’s extensive background dealing with corporate governance, mergers and acquisitions, tax, audit and accounting issues in the public markets will provide DayStar with an invaluable skill set to enhance the implementation of our corporate growth strategy. The addition of Kelly and Scott to our Board represents a valuable complement to the skill-base already present in our current independent directors, Dr.’s Graves and Aldrich.”

About Kelly A. Lovell

Presently, Ms. Lovell serves as President and Chief Executive Officer of the Center for Economic Growth serving upstate New York’s Tech Valley. In this capacity, she collaborates with elected State and Federal officials, business, academic and community leaders to promote growth of the region through accomplishment of strategic initiatives, industry attraction and the provision of technology and manufacturing outreach. In addition, Ms. Lovell is the host of Business Forward, a weekly television program dedicated to showcasing the progress of Tech Valley’s economic transformation and global impact. She was also appointed by New York Governor Pataki to the Harriman Research & Technology Development Corporation Board.

Ms. Lovell also serves on the High Peaks Venture Partners Advisory Board, the InformZ Corporate Advisory Board, the Board of the Empire State Certified Development Corporation, the Hudson Valley/Capital Region Board of Directors for HSBC Bank, the Capital District Physicians’ Health Plan Board of Directors and the Saratoga Technology and Energy Park Advisory Board. She also sits on the Junior Achievement of the Capital Region Board of Directors and is the chair of the annual Capital Region Business Hall of Fame induction ceremonies. Additionally, she is a member of the Siena Board of Trustees, and sits on the Sage College President’s Council and the University at Albany Foundation’s Counsel for Economic Outreach.

About Scott M. Schecter, CPA

For over 20 years, Mr. Schecter has served in senior and executive managerial roles for public and private companies and possesses significant experience in corporate tax, audit and accounting; acquisitions and divestitures. Mr. Schecter also has experience in human resources; risk management; licensing negotiations; capital raising and investor relations, among other professional competencies. Most recently, Mr. Schecter served as CFO and Treasurer of

Fuel-Tech, N.V., a publicly traded company active in the businesses of air pollution control, fuel treatment and software, and whose customer base is comprised primarily of electric utilities and large industrial companies. Mr. Schecter also served as Chief Financial Officer of Clean Diesel Technologies, Inc., a publicly-traded development stage company in the specialty chemical business that was previously spun off from Fuel Tech. Mr. Schecter’s prior position was Senior Vice President, CFO and Treasurer of American Vision Centers, Inc., a publicly traded retail chain, playing a pivotal role in that company’s restructuring and turnaround to profitability. He earned his Bachelor of Science degree in Accounting with Distinction from State University of New York at Albany and an MBA with a double major in Finance and Entrepreneurial Management from The Wharton School, University of Pennsylvania.

About DayStar Technologies Inc.

DayStar Technologies, Inc. has developed a thin-film, copper-indium-gallium-selenide solar cell, known as a CIGS solar cell, for the direct conversion of sunlight into electricity. Headquartered in upstate New York, the Company is developing a high-volume manufacturing process that it believes could result in solar electricity power production at commercially viable rates.

SAFE HARBOR STATEMENT: This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “future, “ “plan” or “planned, “ “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks that our products may not achieve customer acceptance or that they will not perform as expected, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and DayStar Technologies Inc. undertakes no obligation to update such statements.

FOR MORE INFORMATION, PLEASE CONTACT

Stephanie Noiseux, Elite Financial Communications Group

407-585-1080 or via email at steph@efcg.net